Exhibit 99.CODEETH

PENN SERIES FUNDS, INC.

(the “Company”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS

(“Code”)

Introduction

The reputation and integrity of the Company are valuable assets that are vital to the Company’s success.  Each employee of the Company, including each of the Company’s senior financial officers (“SFOs” or “you”), is responsible for conducting the Company’s business in a manner that demonstrates a commitment to the highest standards of integrity.  SFOs include the President, Controller and Assistant Controller of the Company.

Purposes of the Code

The purposes of this Code are to determine wrong-doing and to promote:

•                 Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications the Company makes;

•                 Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                 Compliance with applicable laws, rules and regulations;

•                 Prompt internal reporting to an appropriate person of violations of the Code; and

•                 Accountability for adherence to the Code.

Questions about this Code

The Company’s Board of Directors has designated Nina M. Mulrooney to be the Code Compliance Officer for the implementation and administration of this Code.  Questions about the Code should be directed to the Code Compliance Officer.

Ethical Standards

The Company has adopted the following guidelines under which the SFOs perform their duties.  However, the Company expects all employees who participate in the preparation of any part of the Company’s financial statements to follow the guidelines:

•                  Act with honesty and integrity and avoid violations of this Code, including actual or apparent conflicts of interest with the Company in personal and professional relationships.

•                  Disclose to the Code Compliance Officer any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Company.  You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship.  If it is not possible to disclose the matter to the Code Compliance Officer, it should be disclosed to the President of the Company.

•                  Provide information to the Company’s other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

•                  Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company’s periodic reports.

•                  Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

•                  Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

•                  Respect the confidentiality of information acquired in the course of your work except when you have Company approval to disclose it or where disclosure is otherwise legally mandated.  You may not use confidential information acquired in the course of your work for personal advantage.

•                  Share and maintain skills important and relevant to the Company’s needs.

•                  Promote ethical behavior among peers in your work environment.

•                  Responsibly use and control all assets and resources employed or entrusted to you.

•                  Record or participate in the recording of entries in the Company’s books and records that are accurate to the best of your knowledge.

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Annual Certification

SFOs will receive periodic communication on the contents and importance of this Code and the manner in which violations must be reported and waivers must be requested.  Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the Code.  A copy of the Annual Certification form is attached to the Code as Exhibit A.

Waivers of this Code

You may request a waiver of a provision of this Code by submitting your request in writing to the Code Compliance Officer for appropriate review (or to the President of the Company if you are the Code Compliance Officer).  For example, if a family member works for a service provider that prepares the Company’s financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this Code to review the work.  The President of the Company or the Audit Committee will decide whether to grant a waiver.  All waivers of this Code must be disclosed to the Company’s shareholders to the extent required by SEC rules.

Reporting Suspected Violations

SFOs who observe, learn of, or, in good faith, suspect a violation of the Code must immediately report the violation to the Code Compliance Officer or to the Audit Committee of the Board.  An example of a possible Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

Because service providers to the Company perform much of the work relating to the Company’s financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct .  You should report these actions to the Compliance Officer even if you know, or think, that the service provider has its own code of ethics for its SFOs.

SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind.  Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

Violations of the Code

Dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether this Code refers specifically to that particular conduct.  A violation of this Code may result in disciplinary action, up to and including termination of employment.  A variety of laws apply to the Company and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Company directors and officers, and criminal laws.  The federal securities laws generally prohibit the Company from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact.  These material misstatements and omissions include financial statements that are misleading or omit materials facts.

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Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on the Company’s behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Company’s activities.  The Company must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

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PENN SERIES FUNDS, INC.

(the “Company”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS

(“Code”)

Annual Certification of
Senior Financial Officer

I hereby certify that I have read and fully understand the Senior Financial Officers’ Code of Ethics.  Further, I certify that I am in full compliance with the Code.

[Name]

[Title]

Date:

A-1

Penn Series Funds, Inc.	9/5/07

Audit Committee

Audit and Non-Audit Services Pre-Approval Policy

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.  As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Investment Company (“Company”).  To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor.  The following Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

The appendices to this policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee.  The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II. Delegation

As provided in the Act and the SEC’s rules, the Audit Committee may delegate authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under this provision, the Audit Committee has delegated its authority of pre-approval to the Chairman of the Audit Committee.  The Chairman may pre-approve audit and non-audit services on behalf of the Audit Committee and will be responsible for reporting any pre-approvals at the next scheduled Audit Committee meeting following the pre-approval of any such services.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.  Audit services include the annual financial statement audit and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s’ financial statements.  The Audit Committee will monitor the Audit services engagement as necessary, but no less than on an annual basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide.  Other Audit services may include statutory audits and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

The Audit Committee has pre-approved the Audit services in Appendix A.  All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the Audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor.  Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services.

The Audit Committee has pre-approved the Audit-related services in Appendix A.  All other Audit-related services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

V. Tax Services

The Audit Committee believes that the independent auditor can provide routine Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services.  Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax Services in Appendix A.  All other Tax services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

VI. All Other Services

All Other services must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Appendix B.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee.  Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Controller (“Controller”) of the Penn Series Funds and must include a detailed description of the services to be rendered.  The Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A

Pre-Approved Services for Fiscal Year 2007

Dated:  September 5, 2007

	Fees approved up to:

Audit Services

The Funds

Affiliates*

Statutory audits or financial audits for the Company	See KPMG Audit Fee Schedule	N/A
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC, and assistance in responding to SEC comment letters	Included In KPMG Audit Fee above	N/A
Miscellaneous other audit services	$10,000	N/A

Audit-Related Services

Miscellaneous other audit-related services	$10,000	$10,000

Tax Services

Miscellaneous tax compliance and planning services	$10,000	$10,000

All Other Services	Require specific pre-approval	Require specific pre-approval

*These include services that the Company’s auditors provide to the Company’s investment adviser, Independence Capital Management, Inc. (but only if the non-auditing services relate directly to the operations and financial reporting of the Company), and (iii) non-audit services that the Company’s auditors provide to the Company’s administrative and corporate services agent, The Penn Mutual Life Insurance Company (but only if the non-auditing services relate directly to the operations and financial reporting of the Company).

Appendix B

Prohibited Non-Audit Services

Dated:  September 5, 2007

•                  Bookkeeping or other services related to the accounting records or financial statements of the audit client

•                  Financial information systems design and implementation

•                  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                  Actuarial services

•                  Internal audit outsourcing services

•                  Management functions

•                  Human resources

•                  Broker-dealer, investment adviser or investment banking services

•                  Legal services

•                  Expert services unrelated to the audit